AMENDMENT TO SPACE LEASE AGREEMENT

     This Amendment to Space Lease Agreement (this "Amendment") is entered into as of August 30, 2001 by and between Macerich Property Management Company, LLC, a Delaware limited liability company, formerly known as Macerich Property
Management  Company   ("Macerich")  and   GenesisIntermedia,   Inc.  a  Delaware
corporation doing business as CenterlinQ, formerly known as GenesisIntermedia.com, Inc. ("Genesis"), based upon the following facts and circumstances:

     A. Macerich and Genesis have entered into that certain Space Lease Agreement dated November 2, 2000 (referred to as the "Agreement") pursuant to which Genesis agreed to install a network of interactive directory and communication-system kiosks comprised of television-style screens used for content based advertising and touch screen computer monitors with attached keyboards (collectively referred to as the "CenterlinQ System") in certain shopping centers managed by Macerich which are listed on Exhibit "A" to the Agreement.

     B. Macerich and Genesis have agreed that Genesis will limit the installation of the CenterlinQ System to Santa Monica Place and Valley View Center and have also agreed to amend the Warrant granted in connection with the Agreement.

     C. Macerich and Genesis desire to amend the Agreement to delete certain shopping centers from the Agreement and to modify the Warrant provisions.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Unless otherwise specifically provided in this Amendment, all terms that are defined in the Agreement shall have the same respective meanings when used in this Amendment as given to said defined terms in the Agreement.

     2. The original Exhibit "A" to the Agreement shall each be replaced in its entirety with the Exhibit "A" attached hereto and incorporated herein by this reference, so as to delete The Mall at Northgate, Pacific View and Westside Pavilion from the Agreement.

     3. Paragraph 23 shall be replaced in its entirety to read as follows: "As an additional incentive to enter into this Agreement, Macerich and/or its affiliates will be granted a warrant and registration rights with respect to the underlying shares with such terms as reflected in that certain Warrant dated November 2, 2000, as amended and issued to The Macerich Partnership, L.P. and that certain Warrant and Registration Rights Agreement between The Macerich Partnership, L.P. and Genesis dated November 2, 2000, as amended."

     4. Except as herein modified, the Agreement shall remain in full force and effect and nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Agreement.

         IN WITNESS WHEREOF, this Amendment is entered in to by the parties as of the day and year first above written.


MACERICH PROPERTY MANAGEMENT                  GENESISINTERMEDIA, INC.
COMPANY, LLC


By: _____________________________             By: ______________________________
Its: ____________________________             Its: _____________________________

                                   EXHIBIT A

                                                                                    GUARANTEED MIN.
PROPERTY        OWNER             MAILING ADDRESS         DMA         MARKET          ANNUAL RENT
----------------------------------------------------------------------------------------------------
Lakewood       Macerich            500 Lakewood Center    2         Los Angeles         $57,000.00
Center         Lakewood, LLC       Mall, Lakewood CA
               Delaware limited    90712
               liability company   (562) 633-0437